Exhibit 99.1
CytRx Corporation Announces Receipt of NASDAQ Listing Determination
- Company to Request Hearing -
LOS ANGELES – August 24, 2017 – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that, as anticipated, on August 22, 2017, it received a letter from the Listing Qualifications Staff (the "Staff") of the NASDAQ Stock Market LLC ("NASDAQ") indicating the Company's failure to regain compliance with the minimum $1.00 bid price requirement by August 21, 2017, which will serve as a basis for delisting the Company's common stock from The NASDAQ Capital Market.
CytRx plans to request a hearing before the NASDAQ Hearings Panel (the "Panel"), which will stay any delisting action pending the issuance of the Panel's decision following the hearing and the expiration of any extension period that may be granted by the Panel.  At the hearing, the Company will present its plan to regain compliance with the $1.00 bid price requirement, which will be based upon a reverse stock split. The Company filed a preliminary proxy statement with the Securities and Exchange Commission on August 18, 2017 seeking stockholder approval for a reverse stock split.  Stockholders as of the record date of August 28, 2017 will be eligible to vote on the proposal at the meeting, which is currently scheduled for October 17, 2017.  Proxy voting materials and additional information on the meeting will be mailed during the week of September 5, 2017 to stockholders who owned common stock as of the record date. NantCell, Inc. ("NantCell") has committed to vote its 11,818,182 shares in favor of the proposed reverse stock split.
The Company's common stock will continue to trade on NASDAQ under the symbol "CYTR" pending the conclusion of the hearing process.  CytRx remains focused on the development of its ultra-high potency oncology drug conjugates based on its LADR™ technology platform. Last month, CytRx announced that it entered into an exclusive license with NantCell, Inc. for worldwide rights in all indications for aldoxorubicin, its lead albumin-binding drug conjugate. CytRx received a strategic investment of $13 million at $1.10 per common share. CytRx is also eligible to receive up to $343 million in milestone payments upon the achievement of regulatory approvals and commercial milestones.  Additionally, CytRx will receive increasing double-digit royalties for sales of aldoxorubicin for soft tissue sarcomas and mid to high single digit royalties for sales in other indications
About CytRx Corporation
CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to: the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell Inc. to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Argot Partners
Eliza Schleifstein
(973) 361-1546
 eliza@argotpartners.com
Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com